                                                  Registration No. 33-_________
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington,D.C.  20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                        DELPHI INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          77-0021975
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                         3501 Algonquin Road, Suite 500
                        Rolling Meadows, Illinois  60008
           (Address of principal executive offices including zip code)

                        DELPHI INFORMATION SYSTEMS, INC.
                            1989 STOCK PURCHASE PLAN
                            (Full title of the plan)

                 JOHN R. SPRIESER, Senior Vice President-Finance
                        Delphi Information Systems, Inc.
                         3501 Algonquin Road, Suite 500
                        Rolling Meadows, Illinois  60008
                                  (708)506-3100
(Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                          Copies of communications to:
                           W. BRINKLEY DICKERSON, JR.
                              Schiff Hardin & Waite
                                7200 Sears Tower
                          Chicago, Illinois  60606-6473
                                 (312) 876-1000

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                                      Proposed        Proposed
    Title of                           maximum         maximum
   securities          Amount         offering        aggregate     Amount of
     to be             to be          price per        offering    registration
   registered        registered         share           price          fee
- -------------------------------------------------------------------------------
 Common Stock,
 par value
 $.10 per share   1,800,000 shares   $2.46875(1)    $4,443,750(1)   $1,532.33
- --------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on NASDAQ on September 20, 1995.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Delphi Information Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1)  Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

     (2)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; and

     (3) The description of the Company's Common Stock, par value $.10 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments and reports filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Delphi Information Systems, Inc. 1989 Stock Purchase Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents. Article XI of the Company's Certificate of Incorporation provides for the limitation of personal liability of the directors of the Company as follows:

                                   ARTICLE XI

                                     * * * *

          A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article becomes effective.

     Article VII of the Company's Bylaws provides that the Company shall indemnify any person who is serving as a director, officer, employee or agent of the Company or of another entity at the request of the Company against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Company has entered into indemnification agreements with its directors that would require the Company, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his capacity as a director.

ITEM 8.  EXHIBITS.

     4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1991).

     4.2 Certificate of Designations of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on December 11, 1991 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 16, 1991).

     4.3 Certificate of Designations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on December 21, 1993 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 23, 1993).

     4.4 Certificate of Designations of Series D Preferred Stock filed with the Secretary of State of the State of Delaware on May 20, 1994 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995).

    *4.5 Certificate of Designations of Series E Preferred Stock filed with the Secretary of State of the State of Delaware on August 7, 1995.

     4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-14501) effective July 1, 1987).

    *4.7  Delphi Information System, Inc.
          1989 Stock Purchase Plan

    *5    Opinion of Schiff Hardin & Waite regarding legality.

     23.1 Consent of Schiff Hardin & Waite (included in its opinion filed as
          Exhibit 5 hereto).

    *23.2 Consent of Independent Public Accountants.

     24   Power of Attorney.  See page II-4 of this Registration Statement.
- ------------------------
          *Filed herewith


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 22nd day of September 1995.

                              DELPHI INFORMATION SYSTEMS, INC.



                              By: /s/ M. Denis Connaghan
                                  ----------------------
                                  M. Denis Connaghan
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints M. Denis Connaghan and John R. Sprieser, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and to file the same (with exhibits and schedules thereto) and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                   TITLE                        DATE
          ---------                   -----                        ----

- ----------------------
     (Yuval Almog)       Director, Chairman of the
                         Board

/s/ M. Denis Connaghan   Director, President and
- ----------------------   Chief Executive Officer            September 20, 1995
 (M. Denis Connaghan)    (Principal Executive Officer)

/s/ John R. Sprieser     Senior Vice President-
- ----------------------   Finance                            September 20, 1995
  (John R. Sprieser)     (Principal Financial Officer)

/s/ Michael J. Marek
- ----------------------
  (Michael J. Marek)     Corporate Controller               September 20, 1995
                         (Principal Accounting
                         Officer)


/s/ Larry G. Gerdes
- ----------------------
  (Larry G. Gerdes)      Director                           September 22, 1995

/s/ Richard R. Janssen
- ----------------------
 (Richard R. Janssen)    Director                           September 20, 1995

/s/ Donald L. Lucas
- ----------------------
  (Donald L. Lucas)      Director                           September 22, 1995

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER                   DESCRIPTION                        PAGE NUMBER
     ------                   -----------                        IN SEQUENTIALLY
                                                                 NUMBERED COPY
                                                                 --------------
     4.1       Certificate of Incorporation, as amended
               (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1991).

     4.2       Certificate of Designations of Series B Preferred
               Stock filed with the Secretary of State of the State of Delaware on December 11, 1991
               (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated
               December 16, 1991).

     4.3       Certificate of Designations of Series C Preferred
               Stock filed with the Secretary of State of the State of Delaware on December 21, 1993
               (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated
               December 23, 1993).

     4.4 Certificate of Designations of Series D Preferred Stock filed with the Secretary of State of the State of Delaware on May 20, 1994 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995).

    *4.5       Certificate of Designations of Series E Preferred
               Stock filed with the Secretary of State of the State of Delaware on August 7, 1995.

     4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's
               Registration Statement on Form S-1 (No. 33-14501) effective July 1, 1987).

    *4.7       Delphi Information System, Inc. 1989 Stock
               Purchase Plan

    *5 Opinion of Schiff Hardin & Waite regarding legality.

    23.1 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5 hereto).

   *23.2       Consent of Independent Public Accountants.

    24         Power of Attorney.  See page II-4 of this
               Registration Statement.

- ----------------------
* Filed herewith